UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2005

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 B Glenlake Parkway
Suite 600
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 407-3800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Report, including the Exhibit attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Newell Rubbermaid Inc. (the “Company”) announced that it has updated its segment reporting to reflect the intended sale of the Company’s Curver business, which is now reported as discontinued operations. The Curver business manufactures and markets plastic products for home storage and garage organization, food storage, laundry, bath, cleaning, closet organization and refuse removal in various countries in Europe. As announced January 13, 2005, the Company has entered into an agreement for the sale of the Curver business to Jardin International Holding BV. Completion of the sale is subject to satisfaction of customary closing conditions, and the Company currently anticipates that the intended sale would be completed in the second quarter of 2005. The Announcement includes segment reporting schedules reflecting discontinued operations, along with quarterly income statements, that can also be found on the investor relations portion of the Company’s website at www.newellrubbermaid.com. A copy of the Announcement is attached hereto as Exhibit 99.1.

The Announcement contains non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. For purposes of the definition, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the Announcement, a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

The Company has used the financial measures that are included in the Announcement for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these measures — including those that are “non-GAAP financial measures” — and the information they provide are useful to investors since these measures:

•	enable investors and analysts to compare the current non-GAAP measures with the corresponding non-GAAP measures used in the past, and

•	permit investors to view the Company’s performance using the same tools that Company management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance and to gauge the Company’s progress in achieving its stated goals.

The Company’s management believes that operating income, excluding restructuring, impairment and other charges, for the Company and each of the Company’s five segments, continuing operations and discontinued operations, and operating income, excluding restructuring, impairment and other charges, as a percentage of sales for such respective segments, continuing operations and discontinued operations, are also useful to investors because they provide meaningful perspective on the current, underlying performance of the Company’s continuing operations. The Company’s management believes that diluted earnings per share from continuing operations, excluding restructuring, impairment and other charges, is also helpful to investors because it provides information with respect to earnings per share related to the Company’s continuing operations. Another purpose for which the Company uses diluted earnings per share from continuing operations, excluding restructuring and other charges, is as one of the performance goals that help determine the amount, if any, of cash bonuses for corporate management employees under the Company’s management cash bonus plan.

While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Item 7.01. Regulation FD Disclosure.

The information set forth under Item 2.02 above is also intended to be disclosed under this Item 7.01 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description

99.1	Announcement dated April 21, 2005 captioned “Newell Rubbermaid Updates Segment Reporting”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
Date: April 21, 2005	By:	/s/ Dale L. Matschullat
Dale L. Matschullat
Vice President – General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.
Description

99.1	Announcement dated April 21, 2005 captioned “Newell Rubbermaid Updates Segment Reporting”